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                                EXHIBIT 23(a)

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Howtek, Inc.
Hudson, New Hampshire


We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement of our report dated February 14, 1995, relating to the financial statements and schedules of Howtek, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.


We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO SEIDMAN LLP




New York, New York
July 24, 1995